CONSENT

THIS CONSENT (this “Consent”) is dated as of September 30, 2006, by and between COMPLIANCE SYSTEMS CORPORATION, a Nevada corporation (the “Company”), CALL COMPLIANCE, INC., a New York Corporation and wholly-owned subsidiary of the Company (“Call Compliance”) and MONTGOMERY EQUITY PARTNERS, LTD., a Delaware limited partnership (“Montgomery”) (collectively, referred to hereinafter as the “Parties”).

RECITALS:

WHEREAS, the Parties have entered into that certain Securities Purchase Agreement, dated as of March 8, 2006 (the “SPA”), pursuant to which the Company issued to Montgomery up to One Million Dollars ($1,000,000) of secured convertible debentures (the “Convertible Debentures”) which were converted into shares of the Company’s common stock;

WHEREAS, to induce Montgomery to enter into the transactions contemplated by (a) the SPA, (b) the Convertible Debentures, (c) that certain Investor Registration Rights Agreement, of even date with the SPA, by and between the Parties, (d) that certain Pledge and Escrow Agreement, by and among the Parties and David Gonzalez, Esq. and (e) those certain Irrevocable Transfer Agent Instructions, of even date with the SPA, by and among the Company, Montgomery, the Transfer Agent and David Gonzalez (collectively, the “Transaction Documents”), Montgomery entered into a Security Agreement with each of the wholly-owned subsidiaries of the Company, including Call Compliance, pursuant to which each wholly-owned subsidiary of the Company, including Call Compliance, have agreed to provide to Montgomery a security interest in the Pledge Property (as such term is defined in each Security Agreement) to secure the Company’s obligations under the Transaction Documents; and

WHEREAS, Call Compliance desires to grant a Promissory Note (the “Nascap Note”) in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) to Nascap Corp., a New York corporation (“Nascap”);

WHEREAS, in connection with the Nascap Note, Call Compliance and Nascap shall enter into (i) a Security Agreement (the “Nascap Security Agreement”), pursuant to which Call Compliance shall grant to Nascap a security interest which is limited to accounts receivable from the two vendors as set forth therein (the “Secured Obligations”), and (ii) a Guaranty Agreement (the “Nascap Guaranty Agreement”), made by the Company in favor of Nascap, pursuant to which the Company unconditionally and irrevocably guarantees to Nascap the payment and performance of Call Company under the Nascap Note and the Nascap Security Agreement; and

WHEREAS, the Parties acknowledge that pursuant to Section 4(o) of the SPA, the Company is required to obtain the prior express written consent from Montgomery to incur indebtedness for borrowed money in excess of One Hundred Thousand Dollars ($100,000) or to become a guarantor or otherwise contingently liable for such indebtedness; and

WHEREAS, the Parties acknowledge that pursuant to Section 7.1 of the Security Agreement, by and between Call Compliance and Montgomery, Call Compliance is required to obtain the prior express written consent from Montgomery to directly or indirectly make, create, incur, assume or permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance of any nature in, to or against any part of the Pledged Property, as such term is defined thereunder ( the “Negative Covenants”); and

WHEREAS, Call Compliance desires to obtain from Montgomery, and Montgomery desires to provide to Call Compliance, the prior express written consent to enter into the Nascap Note and the Nascap Security Agreement; and

WHEREAS, the Company desires to obtain from Montgomery, and Montgomery desires to provide to the Company, the prior express written consent to enter into the Nascap Guaranty.

NOW, THEREFORE, for and in consideration of the mutual and reciprocal covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Recitals. The recitals set forth above are true and are hereby incorporated by this reference.

2. Consent. Montgomery hereby consents to Call Compliance entering into the Nascap Note and the Nascap Security Agreement. Montgomery further consents to the Company entering into the Nascap Guaranty Agreement. These Consents are one-time consents granted to the Company and to Call Compliance. Montgomery may enforce the Negative Covenants against Call Compliance and its assigns for any and all future agreements or other instruments to which Call Compliance and its assigns are a party.

3. Counterparts. This Consent may be executed in one or more counterparts, and by the Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

4. Governing Law. This Consent shall be governed by the laws of the State of New Jersey, excluding its choice of law principles.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto, through their duly authorized representatives, have executed this instrument as of the day and year first written above.

MONTGOMERY EQUITY PARTNERS, LTD.

By:

Printed Name:
Title:
Date:

COMPLIANCE SYSTEMS CORPORATION, a Nevada corporation

By:

Printed Name:
Title:
Date:

CALL COMPLIANCE, INC., a New York Corporation

By:

Printed Name:
Title:
Date: